K R A M E R   L E V I N   N A F T A L I S   &   F R A N K E L LLP
Exhibit 5.1
December 20, 2007
Nephros, Inc.
3960 Broadway
New York, New York 10032
Re:	Registration Statement on Form S-8
Ladies and Gentlemen:
     We have acted as counsel to Nephros, Inc., a Delaware corporation (the “Registrant”), in connection with the preparation and filing of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”), with respect to the registration under the Securities Act of 1933, as amended (the “Act”), of an aggregate of 500,000 shares (the “Shares”) of common stock, par value $0.001 per share (“Common Stock”), of the Registrant, to be issued pursuant to the Registrant’s 2004 Stock Incentive Plan (the “Plan”).
     In connection with the registration of the Shares, we have reviewed copies of the Registration Statement, the Plan, the Fourth Amended and Restated Certificate of Incorporation of the Registrant, the Certificates of Amendment to the Fourth Amended and Restated Certificate of Incorporation filed with the Secretary of State of Delaware on June 4, 2007, June 29, 2007 and November 13, 2007, the Second Amended and Restated By-laws of the Registrant, and the resolutions of the Board of Directors of the Registrant and such other documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby.
     We have also examined and relied upon representations, statements, or certificates of public officials and officers and representatives of the Registrant.
     Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, upon issuance thereof and payment therefor in accordance with the terms stated in the Plan, will be validly issued, fully paid and non-assessable.
     We express no opinion with respect to the laws of any jurisdiction other than the federal laws of the United States, the Delaware General Corporation Law and the laws of the State of New York.
     We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.
Very truly yours,

/s/ Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas New York NY 10036-2714      Phone 212.715.9100      Fax 212.715.8000      www.kramerlevin.com
also at 47 Avenue Hoche      75008 Paris France